UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

02B-03A, 23/F, Sino Plaza, 255-257 Gloucester Road

Causeway Bay, Hong Kong

(Address of principal executive offices, including zip code)

852-21141970

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As more fully described below under Item 5.07, at the special meeting of stockholders Future FinTech Group Inc., a Florida corporation (the “Company”) held on September 2, 2025 (the “Special Meeting”), the stockholders of the Company approved certain amendments to Company’s Amended and Restated Articles of Incorporation (the “Share Increase Amendment”) to increase the authorized shares of the Company’s common stock, par value $0.001 per (the “Common Stock”), from 6,000,000 shares to 600,000,000 shares.

Once the Share Increase Amendment Proposal is approved by the shareholders at the Special Meeting, the Share Increase Amendment will become effective upon the filing of a certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of Florida. The Company is in the process of arranging for the filing of the Share Increase Amendment and expects the filing to be completed and the Share Increase Amendment to become effective in the next few days.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Share Increase Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 2, 2025, the Company held the Special Meeting of Shareholders. Of the 3,450,770 shares outstanding and entitled to vote as of the record date, 1,750,034 shares, or 50.71%, were represented in person or by proxy at the Special Meeting, thereby satisfying the quorum requirement. The results for each of the proposals submitted to a vote of our shareholders at the Special Meeting are set forth below. Each proposal is described in more detail in Definitive Schedule 14A ( the “Schedule 14A”), filed with the Securities and Exchange Commission on August 8, 2025.

As disclosed in the Schedule 14A, each of the proposals voted by the shareholders at the Special Meeting required the affirmative vote of a majority of the votes cast, either in person or by proxy, at the Special Meeting, provided a quorum is present. Abstentions and broker non-votes were not be counted as votes cast and will have no effect on the outcome of the vote

Proposal One	Amendment and Restatement of the Company’s Amended and Restated Articles of Incorporation, as Amended: the approval to amend and restate the Company’s Articles of Incorporation, as amended, to increase the Company’s authorized shares of common stock, $0.001 par value (the “Common Stock”) from 6,000,000 shares to 600,000,000 shares.

	FOR	AGAINST	ABSTAIN
Number of Voted Shares	1,622,713	16,965	575

Proposal Two	Issuance of Shares Upon Conversion of the Remaining Balance of the Streeterville Note: the approval to issue shares of the Company’s Common Stock upon conversion of the remaining balance of a Convertible Promissory Note previously issued to Streeterville Capital, LLC on December 27, 2023, which, when fully converted, may exceed 20% of the issued and outstanding Common Stock, which issuance requires shareholder approval in accordance with Nasdaq Listing Rule 5635(d) and (2) result in a change of control of the Company, in accordance with Nasdaq Listing Rules 5635(d) (the “20% Rule”) and 5635(b) (the “Change-of-Control Rule”)

	FOR	AGAINST	ABSTAIN
Number of Voted Shares	1,285,183	354,412	658

Proposal Three	Unregistered Offshore Equity Financing Transaction: the approval to issue up to 15,000,000 shares of the Common Stock to non-U.S. investors in an unregistered offering pursuant to Regulation S of the Securities Act of 1933, under the terms of a Securities Purchase Agreement, which, when fully consummated, will (1) exceed 20% of the Company’s issued and outstanding Common Stock, and (2) result in a change of control of the Company, in accordance with the 20% Rule and Change-of-Control Rule.

	FOR	AGAINST	ABSTAIN
Number of Voted Shares	1,285,145	354,476	632

Proposal Four	Unregistered Pre-Paid Financing Transactions: the approval of the issuance of up to $10,000,000 worth of Common Stock to Avondale Capital, LLC in a non-public pre-paid financing transaction, which, when fully consummated, may exceed 20% of the Company’s issued and outstanding Common Stock, in accordance with the 20% Rule and Change-of-Control.

	FOR	AGAINST	ABSTAIN
Number of Voted Shares	1,626,636	12,964	653

Proposal Five	Adjournment of the Special Meeting: the approval to adjourn the Special Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals.

	FOR	AGAINST	ABSTAIN
Number of Voted Shares	1,396,475	350,156	3,403

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendmb ent to Articles of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: September 5, 2025	By:	/s/ Hu Li
	Name:	Hu Li
	Title:	Chief Executive Officer

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